UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 17, 2021
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Endo International plc
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road
Ballsbridge, Dublin 4,	Ireland	Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 17, 2021, Endo International plc (“Endo” or the “Company”) appointed Jennifer M. Chao as a member of the Company’s Board of Directors (the “Board”) effective immediately. Ms. Chao has also been appointed to Endo’s Audit Committee and its Compliance Committee and becomes the eighth independent director on Endo’s expanded ten member Board. Ms. Chao will stand for election by Endo’s shareholders at the Company’s 2021 Annual General Meeting.

Ms. Chao will be compensated pursuant to the Company’s standard non-employee director compensation policy in effect from time to time. Pursuant to the Company’s current standard policy regarding non-employee director compensation, a director is generally entitled to receive the following compensation in June of each year for services from January 1st through December 31st: (1) an annual cash retainer of $175,000 for serving on the Board, (2) an annual cash retainer of $15,000 for serving on each committee and (3) an annual equity-based retainer valued at $175,000, which is generally settled in ordinary shares but may, in acknowledgment of the Company’s share utilization priorities and applicable plan limits, be partially or fully paid in cash in the discretion of the Board’s Compensation Committee.

There are no arrangements or understandings pursuant to which Ms. Chao was selected as a director of the Company. Ms. Chao does not have any relationship or related transaction with the Company that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Ms. Chao has over 25 years of experience in the biotech and life sciences industries. Prior to joining Endo, Ms. Chao served as Chairman of the Board of BioSpecifics Technologies Corp. (“BioSpecifics”) from October 2019 until its acquisition by Endo in December 2020, and also served as Chair of BioSpecifics’ Compensation Committee, financial expert and member of the Audit Committee, Strategy Committee, Intellectual Property Committee and Nominating and Corporate Governance Committee from 2015 to 2020. Ms. Chao is the founder of CoreStrategies Management, LLC, a strategic consulting firm providing transformational corporate and financial strategies to biotech/life science companies for maximizing core valuation. From 2004 to 2008, Ms. Chao was a Managing Director and Senior Lead Biotechnology Securities Analyst at Deutsche Bank, covering large- and small- to mid-cap biotechnology companies. Prior to this, Ms. Chao was a Managing Director and Senior Lead Biotechnology Analyst at RBC Capital Markets and a Senior Analyst in Biotechnology at Leerink Swann & Co. Her industry forte includes game-changing life science technologies, rare genetic diseases, vaccines, neurology, pulmonology, cardiology, oncology, immunology and HIV/HCV with a focus on new treatment paradigms, shifting treatment algorithms, new drug modalities and healthcare legislation. Ms. Chao has held Series 7, 63, 86 and 87 licenses. Ms. Chao was a research fellow at Massachusetts General Hospital/Harvard Medical School as a recipient of the BioMedical Research Career Award and received her B.A. in Politics and Greek Classics from New York University.

Item 8.01. Other Events

On February 17, 2021, the Company issued a press release announcing the appointment of Ms. Chao described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 to this Report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Number	Description
99.1	Press Release dated February 17, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Company Secretary
Dated: February 17, 2021